Exhibit 23.1




  Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our reports dated June 5, 2006 and June 10, 2005, with respect to the financial statements and supplemental schedule of the Haverty Furniture Companies, Inc. Thrift Plan included in this Form 11-K for the years ended December 31, 2005 and 2004.

/s/ Windham Brannon, P.C.


Atlanta, Georgia
June 27, 2006